UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2010

Solera National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53181	02-0774841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 S. Sheridan Blvd.

Lakewood, CO 80226

303-209-8600

(Address and telephone number of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2010, the Company’s Board of Directors unanimously resolved to delete Section 16 of Article III of the Bylaws of the Company, effective immediately, and replace it with:

“Section 16.  Compensation of Directors.  By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid compensation as director or chair of any committee and for attendance at each meeting of the Board.  Members of special or standing committees may be allowed like compensation and payment of expenses for attending committee meetings.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.”

Attached as Exhibit 3.1 to this Current Report on Form 8-K are the Amended and Restated Bylaws of the Company.

Item 9.01 — Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Exhibit

3.1	The Amended and Restated Bylaws of Solera National Bancorp, Inc., effective June 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera National Bancorp, Inc.
(Registrant)

Date: June 21, 2010	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	Executive Vice President and Chief Financial Officer